UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2022

APARTMENT INCOME REIT CORP.

APARTMENT INCOME REIT, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (Apartment Income REIT Corp.)	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2022, Apartment Income REIT, L.P. (the “Operating Partnership”), as issuer, and Apartment Income REIT Corp. (the “Company”), as guarantor, entered into a Note and Guaranty Agreement (the “Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of guaranteed senior notes (the “Notes”).

On June 29, 2022, the Operating Partnership issued and sold to the Purchasers $400,000,000 aggregate principal amount of Notes consisting of:

(i)
$100,000,000 aggregate principal amount bearing interest at 4.58% and due June 28, 2027;
(ii)
$100,000,000 aggregate principal amount bearing interest at 4.77% and due June 28, 2029; and,
(iii)
$200,000,000 aggregate principal amount bearing interest at 4.84% and due June 28, 2032.

Inclusive of transaction costs, and an existing interest rate lock, the effective weighted average cost of the $400M of notes is expected to be approximately 4.3%. The Operating Partnership intends to use the net proceeds from the offering of the Notes to repay existing indebtedness and for other general corporate purposes.

The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of any tranche then outstanding plus a Make-Whole Amount (as defined in the Agreement).

In the event of a Change in Control (as defined in the Agreement), each holder of the Notes may require the Operating Partnership to prepay the entire unpaid principal amount of the Notes held by such holder at a price equal to 100% of the principal amount of such Notes together with accrued and unpaid interest thereon, but without any Make-Whole Amount or other premium.

The Notes are guaranteed on an unsecured basis by the Company pursuant to the Agreement and by the Affiliate Guarantors (as defined in the Agreement) pursuant to the Affiliate Guaranty Agreement by and among the Affiliate Guarantors (the “Guaranty Agreement”).

The Agreement contains certain customary representations and warranties, affirmative, negative, and financial covenants, and events of default.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the Notes.

The above summary of the Notes, the Agreement and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Guaranty Agreement. Copies of the Agreement and the Guaranty Agreement are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release with respect to the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Note and Guaranty Agreement, dated June 29, 2022, by and among Apartment Income REIT, L.P., Apartment Income REIT Corp. and the Purchasers party thereto.
4.2	Affiliate Guaranty Agreement, dated June 29, 2022, by and among AIR REIT Sub 1, LLC, AIR REIT Sub 2, LLC, AIR Subsidiary REIT I, LLC and AIR/Bethesda Holdings, Inc.
99.1	Apartment Income REIT Corp. Press Release dated July 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 5, 2022

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

APARTMENT INCOME REIT, L.P.
By: AIR-GP, Inc., its General Partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer